UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2014

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General. On March 3, 2014, Symantec Corporation (the “Company”) announced that Thomas J. Seifert accepted an offer to become the Executive Vice President and Chief Financial Officer of the Company, effective March 17, 2014. A summary of the material terms and conditions of Mr. Seifert’s employment offer letter is set forth below. The summary is qualified in all respects by reference to Mr. Seifert’s employment offer letter, which is attached as Exhibit 10.01 hereto and is incorporated herein by reference. The employment offer letter has no specified term, and Mr. Seifert’s employment with the Company will be on an at-will basis. Mr. Seifert will be eligible to participate in Symantec’s employee and executive benefit programs, including the Company’s Executive Severance Plan and Executive Retention Plan.

There are no arrangements or understandings between Mr. Seifert and any other persons pursuant to which he was selected as Executive Vice President and Chief Financial Officer. There are also no family relationships between Mr. Seifert and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Base Salary and Target Bonus. Pursuant to his employment offer letter, Mr. Seifert will receive an annual base salary of $720,000. He will also receive an annual bonus target of 100% of his annual base salary with his participation starting at the beginning of fiscal 2015.

Sign-On Bonus. Mr. Seifert will receive a one-time sign on bonus of $1.8 million, which shall be subject to full or partial repayment by Mr. Seifert if he voluntarily leaves the Company or is terminated for cause within three years of his start date as set forth in detail in the employment offer letter.

Equity Grants. The Compensation Committee has approved the following long-term equity value targets for Mr. Seifert starting in fiscal 2015: $2.136 million in performance-restricted shares (PRUs), and $1.424 million in value of restricted share units (RSUs) with standard four-year vesting provisions. Each of the foregoing compensation grants for FY15 shall be subject to the terms and conditions applicable to grants made to all other executive officers of the Company and shall be valued at the time the grants are formally approved and made by the Company’s Compensation and Leadership Development Committee.

Relocation Assistance. Mr. Seifert will receive reimbursement for his reasonable and customary relocation expenses associated with his move to the San Francisco Bay Area.

Biography. Mr. Seifert, 50 years old, has served as Executive Vice President and Chief Financial Officer of Brightstar Corporation, a wireless distribution and services company, since December 2012. He was Senior Vice President and Chief Financial Officer at Advanced Micro Devices, a semiconductor company, from October 2009 to August 2012. From October 2008 to August 2009, Mr. Seifert served as Chief Operating Officer and Chief Financial Officer of Qimonda AG, a German memory chip manufacturer, and as Chief Operating Officer from June 2004 to October 2008. He also held executive positions at Infineon AG, White Oak Semiconductor, and Altis Semiconductor. Mr. Seifert has a bachelor’s degree and a master’s degree in business administration from Friedrich Alexander University and a master’s degree in mathematics and economics from Wayne State University.

Donald J. Rath, who was appointed as Symantec’s interim Chief Financial Officer in December 2013, will resign as interim Chief Financial Officer effective March 16, 2014, but will continue to serve as Vice President, Tax.

A press release announcing Mr. Seifert joining the Company as its Executive Vice President and Chief Financial Officer is attached as exhibit 99.01 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.01	Employment Offer Letter, dated January 15, 2014, between Symantec Corporation and Thomas J. Seifert

99.01	Press release issued by Symantec Corporation, dated March 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: March 3, 2014	By:	/S/ GREGORY KING
Gregory King
Vice President, Corporate Legal Services and Assistant Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.01	Employment Offer Letter, dated January 15, 2014, between Symantec Corporation and Thomas J. Seifert

99.01	Press release issued by Symantec Corporation, dated March 3, 2014.